UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Smart Online, Inc. (the "Company") in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2007, the Company entered into Registration Rights Agreements (the "Agreements") with two new investors (the "Investors") in connection with the sale of shares of the Company's common stock. Under the Agreements, the Company has an obligation to register the shares sold for resale by the Investors by filing a registration statement within 30 days of February 21, 2007, and to have the registration statement declared effective 90 days after filing if the SEC reviews the registration statement. If a registration statement was not timely filed or declared effective by the SEC by the dates set forth in the Agreements, the Company was obligated to pay a cash penalty of 1% of the purchase price on the day after the filing or declaration of effectiveness is due, and 0.5% of the purchase price per every 30 day period thereafter, to be prorated for partial periods, until the Company fulfilled these obligations.

As previously reported in the Company's Annual Report on Form 10-K, filed with the SEC on March 30, 2007, the Agreements were amended on March 28, 2007 (the "First Amendments"). Under the First Amendments, the registration filing obligation date was extended an additional eleven calendar days. On April 3, 2007, the Company filed the registration statement within the extended filing obligation period, thereby avoiding the potential penalty. The registration statement was reviewed by the SEC.

Effective July 2, 2007, the Company entered into another amendment to the Agreements (the "Second Amendments") with the Investors to extend the registration effectiveness obligation date to July 31, 2007. If the registration statement is not declared effective by July 31, 2007, the Company is obligated to pay the penalty set forth above, the prorated portion to be calculated beginning on July 3, 2007, the effectiveness obligation date under the Agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

July 9, 2007	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and CEO